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                                                                    EXHIBIT 99.2

   Timeline Completes Purchase of Analyst Financials, its European Distributor

BELLEVUE, Wash.--(BUSINESS WIRE)--July 19, 2000--Timeline Inc. (OTCBB:TMLN - news) today announced it has completed the purchase of Analyst Financials Limited, the European distributor for Timeline's products. The acquisition is effective as of June 30, 2000. Determination of the final acquisition price for the 87.5% of the shares of Analyst Financials (that Timeline did not previously own) requires completion of a consolidated audit. Based upon these results, Timeline will issue and register 303,819 shares of Timeline common stock to Analyst Financials' shareholders (excluding Timeline, which previously owned 12.5% of the shares). Dilution was within the 10% cap originally disclosed.

Timeline also announced it will postpone its quarterly earnings for its first fiscal quarter ended June 30, 2000. "While the audit of Analyst Financials has established the cost of the acquisition, we must now work with Timeline's auditors to properly present the consolidated balance sheet and the transaction's effect on profits and losses," stated Charles R. Osenbaugh, CEO of Timeline. "We expect to complete the review in early August. At that time, we anticipate reporting a loss for our fiscal 2000 first quarter.

"We believe the combined resources of Analyst Financials and Timeline provide operating advantages for our organization as well as enhancing service availability for our customers,"' Osenbaugh said. The combined companies now have 10 distribution partners, several value added resellers, a direct sales presence in England and more than 200 organizations paying annual maintenance on licensed software.

"In addition to the transfer of shares discussed above, Timeline anticipates advancing up to $500,000 during fiscal 2001 to pay down debts and provide sufficient financial resources to expand and build upon our combined European operations. Based on preliminary estimates and prior to amortization of capitalized acquisition costs, we anticipate European operations will have a positive impact on earnings as early as our third fiscal quarter, which ends December 31st," Osenbaugh noted.

"When we originally sold a majority interest in what is now Analyst Financials to the European management team in 1997, Timeline did not have the financial resources to invest in building a European presence. In the past three years, both organizations have become much stronger financially and built a solid base of customers and distributors," Osenbaugh continued. "We are now in a position, in conjunction with the operations of Analyst Financials, to be able to build a truly global franchise."

Timeline will host its annual meeting of shareholders on Thursday, July 20, 2000 at 4:00 p.m. The meeting will be held at the company's Bellevue, Washington headquarters. For directions, please contact the company at 425/822-3140 or visit the company's website at www.timeline.com/news/htm.

Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations. The company's products, including Analyst for Microsoft Excel, were developed to support Microsoft's 32-bit operating systems including Windows 95, Windows 98, Windows NT and Windows 2000 and Microsoft's Office product line including Office 97 and Office 2000. Thus Timeline's products take full advantage of the power and features available in the new operating systems from Microsoft. Timeline is a registered trademark of Timeline, Inc. Microsoft Windows 95, Windows 98, Windows 2000, Office 97 and Windows NT are registered trademarks of Microsoft Corporation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including timely completion of audit review, fluctuations in foreign currency exchange rates and trading values of Timeline common stock, revenue growth or anticipated profit contributions from acquired entities, market demand for third-party products using Timeline's technology, risks associated with international business models, obtaining further U.S. and international patent protection and other risk factors detailed in the Company's Securities and Exchange Commission filings.